                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333- ) and Post-effective Amendment No. 1 to Registration Statement (Form S-3 No. 333-2143) and to the incorporation by reference therein of our report dated January 13, 1998, with respect to the consolidated financial statements of State Street Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ending December 31, 1997, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
April 1, 1998